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                                  EXHIBIT 11

                 DETAIL COMPUTATION OF EARNINGS PER SHARE


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                               Digi International

                                   Exhibit 11

                   Detail Computation of Earnings Per Share


                                             Years Ended September 30:
                                       ---------------------------------------
                                           1994         1995          1996
                                           ----         ----          ----

PER SHARE DATA
Net income                             $16,701,092   $19,331,093   $ 9,300,220
                                       -----------   -----------   -----------
                                       -----------   -----------   -----------

Net income per common
  and common equivalent share:

    Primary                                  $1.15         $1.38         $0.69
                                             -----         -----         -----
                                             -----         -----         -----

    Fully diluted                            $1.15         $1.38         $0.67
                                             -----         -----         -----
                                             -----         -----         -----

WEIGHTED AVERAGE NUMBER OF COMMON
  AND COMMON EQUIVALENT SHARES

Primary:
  Weighted average of common
     shares outstanding                 14,262,206    13,656,150    13,323,564

  Dilutive stock options, using
    treasury stock method                  248,363       400,959       199,341
                                       -----------   -----------   -----------

                                        14,510,569    14,057,109    13,522,905
                                       -----------   -----------   -----------
                                       -----------   -----------   -----------

Fully diluted:
  Weighted average of common
    shares outstanding                  14,262,206    13,656,150    13,323,564

  Dilutive stock options, using
    treasury stock method                  245,690       611,033       557,583
                                       -----------   -----------   -----------

                                        14,507,896    14,267,183    13,881,147
                                       -----------   -----------   -----------
                                       -----------   -----------   -----------

NOTE: The calculation of fully diluted earnings per share is submitted in compliance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in less than 3% dilution.



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